UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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☐	Soliciting Material Under Rule 14a-12
NetSol Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

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April 28, 2011
Dear Fellow Shareholder,

The upcoming annual meeting of NetSol Technologies, Inc., scheduled to be held on May 10, 2011 is quickly approaching.  Your vote is extremely important, regardless of the number of shares of NetSol Technologies, Inc. common stock that you own.

Your Boards of Directors have unanimously recommended that you vote “FOR” the nominees for Directors, “FOR” the ratification of the appointment of the accounting firm, “FOR” a resolution approving the named executive’s compensation (non-binding advisory vote), “FOR” a biennial approval of the vote on executive compensation (non-binding, advisory vote) and, “FOR” approval of the NetSol Technologies, Inc. 2011 Equity Incentive and Nonstatutory Plan.

Your board unanimously recommends a vote “FOR” approval of the NetSol Technologies, Inc. 2011 Equity Incentive and Nonstatutory Plan (Proposal 5) for the following reasons, as more clearly outlined in the proxy statement that you have received:

● Provides us with the flexibility to motivate, attract, and retain the services of employees upon whom our success depends and to provide them with an equity interest in our Company in order to motivate superior performance

● Aligns executives’ interests with those of the stockholders by rewarding performance at or above established goals, with the ultimate objective of increasing stockholder value

 ● Maximum number of shares (5,000,000) will be issued over the life of the plan represent 9% of the current shares outstanding.  We anticipate the number of shares to be sufficient to provide grants of options and/or restricted performance shares for at least 3 years.  There is no current planned grant of any of the shares and certainly not all within 1 year.

● Provides a controlled method of granting options, which generate cash for the Company on exercise and grants, which are approved by the board of directors and, in the case of grants to any named executives, by the independent directors comprising the Compensation Committee.   These type of grants are clearly reported by the named executives and supported in the Company’s Compensation Discussion and Analysis in every 10-K.

Please note that if you abstain or simply do not vote on Proposal 5, it has the same effect as a vote “against” this proposal.  We urge you to vote “FOR” all proposals at your earliest convenience.

Voting is easy. Regardless of the number of shares you own, it is important that they be represented at the meeting. Your vote matters to us and we need your support. Please vote your shares now so that your vote can be counted without delay.  You may utilize one of the options below to ensure that your vote is promptly recorded in time for the meeting:

Vote By Internet	Vote By Telephone	Vote By Mail
http://www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time the day before the meeting date.  Have your proxy card in hand when you access the website.  You will be prompted to enter your control number to create and submit an electronic ballot.

1-800-454-8683(VOTE)
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time the day before the meeting date.  Have your proxy card in hand when you call.  You will be prompted to enter your control number; and then follow the directions given.
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!
If you have any questions relating to this Shareholder Meeting or voting your shares, you may call our proxy specialists toll-free at 1-888-742-1305 between the hours of 9:00 a.m. and 6:00 p.m. Monday through Friday Eastern time.  International Callers may call (516) 937 3258.  You may also contact this number to request additional proxy materials.

Kind Regards,

Najeeb Ghauri
Chief Executive Officer,
NetSol Technologies, Inc.